EXHIBIT 10.4

Amendment No. RI0340S01A

AMENDMENT

TO THE

STATUSED REVOLVING CREDIT SUPPLEMENT

                THIS AMENDMENT is entered into as of October 5, 2007, between FARM CREDIT SERVICES OF AMERICA, FLCA (“Farm Credit”) and ABE FAIRMONT, LLC, Fairmont, Nebraska (the “Company”).

BACKGROUND

                Farm Credit and ADVANCED BIOENERGY, LLC, Fairmont, Nebraska (“Advanced”) are parties to a Statused Revolving Credit Supplement dated February 17, 2006 (such agreement, as previously amended, is hereinafter referred to as the “Supplement”). Further, the Company has formally assumed all obligations under the Supplement from Advanced. Farm Credit and the Company now desire to amend certain sections of the Supplement. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree that the following sections of the Supplement are hereby amended to read as follows:

1.             Section 1 of the Supplement is hereby amended and restated to read as follows:

                SECTION 1.  The Revolving Credit Facility.  On the terms and conditions set forth in the MLA and this Supplement, Farm Credit agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed $5,000,000.00 at any one time outstanding (the “Commitment”). At no time, however, may the sum of: (i) all indebtedness hereunder and (ii) all indebtedness under the Statused Revolving Credit Supplement between Farm Credit and the Company dated October 5, 2007, and numbered RI0475S01, exceed the “Borrowing Base” (as calculated pursuant to the Borrowing Base Report attached hereto as Exhibit A). Within the limits of the Commitment, the Company may borrow, repay and reborrow.

2.             Section 3 of the Supplement is hereby amended and restated to read as follows:

                SECTION 3.  Term.  The term of the Commitment shall be the date hereof, up to and including June 1, 2008, or such later date as Agent may, in its sole discretion, authorize in writing.

3.             Section 6 of the Supplement is hereby amended and restated to read as follows:

                SECTION 6.  Borrowing Base Reports, Etc.  The Company agrees to furnish a Borrowing Base Report to Agent at such times or intervals as Agent may from time to time request. Until receipt of such a request, the Company agrees to furnish a Borrowing Base Report to Agent within 30 days after each month end calculating the Borrowing Base as of the last day of the month for which the Report is being furnished. However, if neither this Supplement nor Statused Revolving Credit Supplement numbered RI0475S01 has an outstanding balance on the last day of such month, then no Report need be furnished. Regardless of the frequency of the reporting, if at any time the amount outstanding under the Commitment (combined with the amount outstanding under Statused Revolving Credit Supplement numbered RI0475S01 as provided in Section 1) exceeds the Borrowing Base, the Company shall immediately notify Agent and repay so much of the loans as is necessary to reduce the amount outstanding under the Commitment to the limits of the Borrowing Base.

Amendment RI0340S01A to Statused Revolving Credit Supplement RI0340S01

ABE Fairmont, LLC

Fairmont, Nebraska

4.             Section 8 of the Supplement is hereby amended and restated to read as follows:

                SECTION 8.  Commitment Fee.  In consideration of the Commitment, the Company agrees to pay to Agent a commitment fee on the average daily unused portion of the Commitment at the rate of 3/8 of 1% per annum (calculated on a 360 day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment. For purposes of calculating the commitment fee only, the “Commitment” shall mean the dollar amount specified in Section 1 hereof, irrespective of the Borrowing Base.

5.             Except as set forth in this amendment, the Supplement, including all amendments thereto, shall continue in full force and effect as written.

                IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA	ABE FAIRMONT, LLC By ADVANCED BIOENERGY, LLC, its sole member

By:	By:

Title:	Title:

2